UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2005

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3245 Richmond Terrace
Staten Island, New York		10303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (718) 720-9306

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES.

On August 23, 2005, K-Sea Transportation Partnership L.P. (“K-Sea”) announced that it had entered into a definitive purchase agreement (“Purchase Agreement”) with Marine Resources Group, Inc. and Saltchuk Resources, Inc. to acquire, through its wholly owned subsidiary K-Sea Operating Partnership L.P., all of the outstanding capital stock of Sea Coast Towing, Inc., a wholly owned subsidiary of Marine Resources Group. Sea Coast is engaged in the maritime transportation of refined petroleum products and related businesses along the West Coast of the United States and Alaska. Sea Coast operates fifteen tank barges and fifteen tugboats, representing 694,000 barrels of capacity, of which 316,000 barrels are double-hulled. Of the remaining single hulled capacity, approximately 80% is eligible to operate in the Jones Act trades until January 2015, with the remaining capacity (one vessel) eligible until January 2008.

The purchase price for Sea Coast consists of $77 million in cash and 125,000 common units representing limited partner interests in K-Sea (“Common Units”). K-Sea expects to finance the cash portion of the purchase price through additional borrowings. The Common Units will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. In connection with the closing of the acquisition, K-Sea will enter into a registration rights agreement with Marine Resources Group whereby K-Sea will use its commercially reasonable efforts to (1) file a shelf registration statement with the Securities and Exchange Commission within 60 days after the closing for the resale of the Common Units, and (2) cause such registration statement to be declared effective by the SEC within 180 days after the closing.

The purchase agreement contains customary representations, warranties and covenants. The acquisition is scheduled to close in October 2005 and is subject to customary conditions, including, among others, the following: (1) the termination or expiration of the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, (2) the absence of any legal proceeding, law or order preventing the closing or prohibiting K-Sea’s ownership or operation of all or a material portion of Sea Coast’s assets or capital stock, or compelling K-Sea to dispose of or hold separate all or a material portion of K-Sea’s or Sea Coast’s business or assets, (3) obtaining certain consents and approvals, (4) the removal of liens on Sea Coast’s assets, (5) the accuracy of the representations and warranties of each party, (6) compliance of each party with its covenants and agreements, (7) the absence of any material adverse change in the value of Sea Coast’s capital stock or its business or financial condition, and (8) the receipt by K-Sea of audited and unaudited financial statements with respect to Sea Coast that are required by Rule 3-05 of Regulation S-X of the Securities Exchange Act of 1934, as amended. The purchase agreement contains customary termination rights.

This report contains only a summary of certain provisions of the purchase agreement. The summary does not purport to be a complete summary of the purchase agreement and is qualified in its entirety by reference to the purchase agreement, which is filed as an exhibit hereto. The representations, warranties and covenants contained in the purchase agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the purchase agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

This report contains forward looking statements, which include any statements that are not historical facts, such as K-Sea’s expectations regarding the closing of the Sea Coast acquisition, the benefits to be derived therefrom and expected sources of financing for the acquisition. These statements involve risks and uncertainties, including, but not limited to, insufficient cash from operations, a decline in demand for refined petroleum products, a decline in demand for tank vessel capacity, intense competition in the domestic tank barge industry, the occurrence of marine accidents or other hazards, the loss of any of K-Sea’s largest customers, fluctuations in charter rates, delays or cost overruns in the construction of new vessels, failure to comply with the Jones Act, modification or elimination of the Jones Act and adverse developments in the marine transportation business and other factors detailed in K-Sea’s filings with the SEC. If one or more of these risks or uncertainties materialize (or the consequences of such a development change), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. K-Sea disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

ITEM 7.01                                       REGULATION FD DISCLOSURE.

On August 23, 2005, K-Sea issued a press release announcing that it had entered into a definitive purchase agreement to acquire Sea Coast Towing, Inc. A copy of the press release is attached to this report as Exhibit 99.1 and is furnished herewith.

The information being furnished pursuant to Item 7.01 of this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits.

The following exhibit is filed herewith:

10.1

Membership Interest Purchase Agreement dated August 23, 2005 by and among K-Sea Operating Partnership L.P., a Delaware limited partnership, K-Sea Transportation Partners L.P., a Delaware limited partnership, Marine Resources Group, Inc., a Washington corporation, and Saltchuk Resources, Inc., a Washington corporation.

The following exhibit is furnished pursuant to Item 7.01 of this report:

99.1                           Press release issued August 23, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P.,
its general partner

		By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: August 23, 2005		By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1

Membership Interest Purchase Agreement dated August 23, 2005 by and among K-Sea Operating Partnership L.P., a Delaware limited partnership, K-Sea Transportation Partners L.P., a Delaware limited partnership, Marine Resources Group, Inc., a Washington corporation, and Saltchuk Resources, Inc., a Washington corporation.

99.1	Press release issued August 23, 2005.